Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG Pharmaceuticals Appoints William Heiden as President and Chief Executive Officer

Conference Call to be Held at 4:30 pm Eastern Time Today

LEXINGTON, MA (May 9, 2012) — AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today announced the appointment of William K. Heiden as president and chief executive officer, effective May 14, 2012. Mr. Heiden, age 52, has also been appointed to the company’s board of directors. AMAG also announced that its largest shareholder, Adage Capital, has requested and the company has agreed to allow Adage to increase its equity ownership in AMAG up to 25%, subject to certain conditions.

“Over the past several months, AMAG’s board of directors has worked with advisors to evaluate strategic alternatives, while searching for a permanent CEO,” said Michael Narachi, chairman of AMAG’s board of directors. “We have determined that now is the time to strengthen our leadership team with the appointment of a permanent CEO and are pleased to have attracted a high-caliber leader. At this critical juncture in the evolution of our company, it is imperative that we shift our focus from an active sale process to the continued growth of Feraheme and the pursuit of business development opportunities. As always, we will continually evaluate all opportunities to create value for our stockholders.”

Mr. Narachi continued, “We are pleased to welcome Bill to AMAG to develop and execute a strategy of building a profitable, multi-product, specialty pharmaceutical company. He brings significant commercial expertise at both large pharmaceutical and emerging biotechnology companies, as well as strong deal-making experience, which will be invaluable to our company. We are confident that under Bill’s leadership, AMAG will successfully embark upon a staged approach to growth, through the continued expansion of the Feraheme franchise in the near term, and the addition of new products to our company’s portfolio over the longer term.”

Mr. Heiden stated, “I am pleased to be taking the helm of a company with such great potential. Feraheme, our specialized field sales force focused on hematology/oncology and hospitals, and our cash position provide a significant foundation from which we can build a profitable, specialty pharmaceutical company. I plan to get intimately involved in the business in the coming months, and will evaluate the core strengths and assets of our company and develop a strategic plan to fully leverage these for our stockholders.”

Frank E. Thomas, who has served as interim CEO of the company since November 2011, will return to his role of executive vice president and chief operating officer of AMAG.

Mr. Narachi added, “On behalf of the full board of AMAG, I want to thank Frank for his leadership of our company over the past 6 months. I feel that the company is stronger than it was when Frank took the interim chief executive officer role. His unwavering dedication to doing what is best for the business, our employees and our stockholders during a time of uncertainty for the company has provided Bill a solid foundation from which to build.”

Mr. Heiden is an experienced pharmaceutical and biotechnology executive who is joining AMAG from GTC Biotherapeutics, Inc., where he has served as president and chief executive officer since June 2010. Mr. Heiden has served and will continue to serve as chairman of GTC Biotherapeutics following commencement of his employment with AMAG. Prior to joining GTC Biotherapeutics, Mr. Heiden was the president and chief executive officer and a member of the board of directors of Elixir Pharmaceuticals, Inc., a pharmaceutical company, from September 2004 until December 2008. Prior to joining Elixir Pharmaceuticals, Mr. Heiden served as president and chief operating officer of Praecis Pharmaceuticals Incorporated (which was acquired by GlaxoSmithKline plc), from 2002 to 2004. From 1987 to 2002, Mr. Heiden progressed through various positions of increasing responsibility at Schering-Plough Corporation (now Merck & Co.), including managing a number of businesses in the United States, Europe and Canada. Mr. Heiden serves on the board of directors of LFB Biotechnologies S.A.S., a private French biotechnology company. Mr. Heiden holds an M.B.A. from Cornell University’s Johnson Graduate School of Management, a M.I.M. degree from the University of Louvain and a B.A. degree from the University of Florida.

Conference Call and Webcast Access

AMAG Pharmaceuticals, Inc. will host a conference call and webcast today at 4:30 p.m. ET. To access the conference call via telephone, dial 1-877-412-6083 from the United States or 1-702-495-1202 for international access.  A telephone replay of the conference call will be available from approximately 7:30 p.m. ET on May 9, 2012 until midnight on May 14, 2012. To access the replay, dial 1-855-859-2056 from the United States or 1-404-537-3406 for international access.  The pass code for the live call and the replay is 79714574.

A live webcast of the conference call will be accessible through the Investors section of the company’s website at www.amagpharma.com beginning at 4:30 p.m. ET. Following the conference call, the webcast replay will be available at approximately 7:30 p.m. ET and will be archived on the AMAG Pharmaceuticals, Inc. website until midnight on June 9, 2012.

Inducement Equity Awards

In connection with Mr. Heiden’s entry into his employment agreement, effective on the first day of Mr. Heiden’s employment, Mr. Heiden will be granted (i) an option to purchase 300,000 shares of common stock and (ii) 100,000 restricted stock units.  The option will have an exercise price equal to the closing price of AMAG’s common stock on the grant date and will be exercisable in four equal annual installments beginning on the first anniversary of the grant date. The option will have a ten year term and be subject to the terms and conditions of the stock option agreement pursuant to which the option will be granted. The restricted stock units will vest in four equal annual installments beginning on the first anniversary of the grant date and will be subject to the restricted stock unit agreement pursuant to which the restricted stock units will be granted.

These equity awards will be granted without stockholder approval as inducements material to Mr. Heiden’s entering into employment with AMAG in accordance with NASDAQ Listing Rule 5635(c)(4).

About AMAG Pharmaceuticals, Inc.

AMAG Pharmaceuticals, Inc. is a biopharmaceutical company that manufactures and markets Feraheme® in the United States. For additional company information, please visit www.amagpharma.com.

AMAG Pharmaceuticals and Feraheme are registered trademarks of AMAG Pharmaceuticals, Inc.

About Feraheme

In the United States, Feraheme® (ferumoxytol) Injection for Intravenous (IV) use is indicated for the treatment of iron deficiency anemia in adult chronic kidney disease (CKD) patients. Feraheme received marketing approval from the U.S. Food and Drug Administration on June 30, 2009 and was commercially launched by AMAG in the U.S. shortly thereafter. Ferumoxytol received marketing approval in Canada in December 2011 and a positive recommendation for approval from the Committee for Medicinal Products for Human Use of the European Medicines Agency in April 2012. Ferumoxytol will be marketed in Canada as Feraheme and in the European Union as Rienso® by AMAG’s partner, Takeda Pharmaceutical Company Limited. For additional product information, please visit www.feraheme.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to: statements that we will continually evaluate all opportunities to create value for our stockholders; that we will build a profitable, multi-product, specialty pharmaceutical company; that we will successfully embark on a staged approach to growth by expanding the Feraheme franchise and adding new products, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include: (1) uncertainties regarding our and Takeda’s ability to successfully compete in the intravenous iron replacement market both in the U.S. and outside the U.S., (2) uncertainties regarding our ability to successfully and timely complete our clinical development programs and obtain regulatory approval for Feraheme in a broader IDA indication both in the U.S. and in territories outside of the U.S., including the European Union, (3) the fact that significant safety or drug interaction problems could arise with respect to Feraheme, (4) the risk that we will not be successful in adding new products to our portfolio, (5) uncertainties regarding our ability to manufacture Feraheme, (6) uncertainties relating to our patents and proprietary rights, and (7) other risks identified in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2012. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Company Contact:
Amy Sullivan

AMAG Pharmaceuticals, Inc.; 617-498-3303